TEMPUR-PEDIC INTERNATIONAL INC.
AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

Restricted Stock Unit Award Agreement
[Insert Employee Name]

This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of _______ __, 20--, is between Tempur-Pedic International Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified below, residing at the address there set out (the “Recipient”).

1.           Award of Restricted Stock Units.  Pursuant and subject to the Company’s Amended and Restated 2003 Equity Incentive Plan, as amended (as the same may be amended from time to time, the “Plan”), the Company grants the Recipient an award (the “Award”) for ____________ restricted stock units (“Restricted Stock Units”), each representing the right to a share of the common stock, par value $0.01 per share, of the Company (the “Stock”) on and subject to the terms and conditions of this Agreement.  This Award is granted as of _______ __, 20-- (the “Grant Date”).

2.           Rights of Restricted Stock Units.  The Recipient will receive no dividend equivalent payments on the Restricted Stock Units or with respect to the Stock.  Unless and until the vesting conditions of the Award have been satisfied and the Recipient has received the shares of Stock in accordance with the terms and conditions described herein, the Recipient shall  have none of the attributes of ownership with respect to such shares of Stock.

3.           Vesting Period and Rights; Taxes; and Filings.

(a)           Vesting Period and Rights.  The Award will vest in full on ___________, 20__ (i.e., the date that is the three (3) year anniversary of the date of grant) (the “Vesting Date”), unless the Award terminates or vests earlier in accordance with Section 4 or 5 hereof.  Subject to the provisions of Sections 4 and 5 below, any vesting is subject to the Recipient continuing to be employed by the Company or an Affiliate of the Company on the Vesting Date.

(b)           Taxes.  The Recipient is required to provide sufficient funds to pay all withholding taxes.  Pursuant to the 2003 EIP, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) attributable to the Award awarded under this Agreement, including without limitation, the award or lapsing of stock restrictions on the Award.  The obligations of the Company under this Agreement shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Recipient.  However, in such cases Recipient may elect, subject to any reasonable administrative procedures for timely compliance established by the Committee, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold a portion of the shares of Stock to be issued under the Award to satisfy the Recipient’s tax obligations.  The Recipient may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total withholding taxes arising upon the vesting of the Award.  All elections shall be irrevocable, made in writing, signed by the Recipient, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

(c)           Filings.  The Recipient is responsible for any filings required under Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

4.           Termination of Employment.  If the Recipient’s employment with the Company or an Affiliate of the Company terminates prior to the Vesting Date, including because the Recipient’s employer ceases to be an Affiliate, the right to the Restricted Stock Units and the Stock shall be as follows:

(a)           Death.  If the Recipient dies, the Restricted Stock Units granted hereunder will vest immediately and the person or persons to whom the Recipient’s rights shall pass by will or the laws of descent and distribution shall be entitled to receive all of the Stock with respect thereto.

(b)           Long-Term Disability.  If the Company or an Affiliate of the Company terminates the Recipient’s employment for long-term disability (within the meaning of Section 409A of the Code), the Restricted Stock Units granted hereunder will vest immediately and Recipient shall be entitled to receive all of the Stock with respect thereto.

(c)           By the Company For Cause or By the Recipient Without Good Reason.  If the Recipient ceases to be an employee of the Company or an Affiliate of the Company due to the Recipient’s termination by the Company or such Affiliate For Cause or if the Recipient resigns or otherwise terminates his employment without Good Reason, including by any Retirement that is not an Approved Retirement or the Recipient’s voluntary departure, the Recipient’s right to such Restricted Stock Units and the Stock granted hereunder shall be forfeited, no Stock shall be issued and the Restricted Stock Units shall be cancelled.  The terms “For Cause”, “Good Reason”, “Retirement” and “Approved Retirement” are defined below.

(d)           By the Company Other Than For Cause or By the Recipient for Good Reason.  If the Recipient ceases to be an employee of the Company or an Affiliate of the Company due to the Recipient’s termination by the Company or such Affiliate other than For Cause, by his resignation for Good Reason, or due to Recipient’s employer ceasing to be an Affiliate (in the absence of a Change of Control), only a pro-rata portion of the Restricted Stock Units granted hereunder shall continue to vest on the Vesting Date and the balance shall be cancelled and no Stock issued therefor.  For this purpose, “pro-rata portion” means the number of Restricted Stock Units subject to the Award immediately prior to termination multiplied by the actual number of calendar months that elapsed from the Grant Date and prior to such termination of employment and then divided by 36 (representing the number of months the Restricted Stock Units were to be unvested prior to the Vesting Date).  Notwithstanding the foregoing, no Stock shall be issued and all of Recipient’s rights to the Restricted Stock Units and Stock hereunder shall be forfeited, expire and terminate unless (i) the Company shall have received a release of all claims from the Recipient in a form reasonably acceptable to the Company (and said release shall have become irrevocable in accordances with its terms) prior to the Vesting Date (or if earlier, the deadline established in the form of release delivered by the Company to Recipient for execution) and (ii) the Recipient shall have complied with the covenants set forth in Section 10 of this Agreement.

(e)           Approved Retirement.  In the event of the Recipient’s Retirement, the Committee may consent to the continued vesting of a pro-rata portion of the Restricted Stock Units on the Vesting Date (an “Approved Retirement”) and the balance shall be cancelled and no Stock issued therefor.  For this purpose, “pro-rata portion” means the number of Restricted Stock Units multiplied by the actual number of calendar months that elapsed from the Grant Date and prior to such Approved Retirement and then divided by 36 (representing the number of months the Restricted Stock Units were to be unvested prior to the Vesting Date).  Notwithstanding the foregoing, no Stock shall be issued and all of Recipient’s rights to the Restricted Stock Units and Stock hereunder shall be forfeited, expire and terminate unless (i) the Company shall have received a release of all claims from the Recipient in a form reasonably acceptable to the Company (and said release shall have become irrevocable in accordances with its terms) prior to the Vesting Date (or if earlier, the deadline established in the form of release delivered by the Company to Recipient for execution) and (ii) the Recipient shall have complied with the covenants set forth in Section 10 of this Agreement.  If the Committee shall for any reason decline to consent to continued vesting on the Recipient’s Retirement, then the provisions of subsection (c) above shall instead apply.

(f)           Definitions.  As used in this Agreement:

(i)           “Change of Control” shall have the meaning set forth in the Plan, provided, that no event or transaction shall constitute a Change of Control for purposes of this Agreement unless it also qualifies as a change of control for purposes of Section 409A of the Code;

(ii)           “Employee”, “employment,” “termination of employment” and “cease to be employed,” and other words or phrases of similar import, shall mean the continued provision of substantial services to the Company or any of its Affiliates (or the cessation or termination of such services) whether as an employee, consultant or director.

(iii)           “For Cause” shall mean any of the following: (A) Recipient’s willful and continued failure to substantially perform the reasonably assigned duties with the Company or any Affiliate of the Company which are consistent with Recipient’s position and job description, other than any such failure resulting from incapacity due to physical or mental illness, after a written notice is delivered to Recipient by the Chief Executive Officer or Global Vice President of  Human Resources of the Company, which specifically identifies the manner in which Recipient has not substantially performed the assigned duties, (B) Recipient’s willful engagement in illegal conduct which is materially and demonstrably injurious to the Company or any Affiliate of the Company, (C) Recipient’s conviction by a court of competent jurisdiction of, or pleading guilty or nolo contendere to, any felony, or (D) Recipient’s commission of an act of fraud, embezzlement, or misappropriation against the Company or any Affiliate of the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the business of the Company or any Affiliate of the Company;1

(iv)           “Good Reason” shall mean the relocation of Recipient’s principal workplace over 60 miles from the existing workplaces of the Company or any Affiliate of the Company without the consent of Recipient (which consent shall not be unreasonably withheld, delayed or conditioned);2 and

(v)           “Retirement” shall have the meaning assigned to such term in the applicable retirement policy of the Company or its Affiliates as in effect at such time.

(g)           Payment.  In all cases, payment (i.e., issuance of the Stock) with respect to any vested Restricted Stock Units shall be made promptly and, in any event, within twenty (20) days following the earlier of (y) the Vesting Date, and (z) the date of any accelerated vesting as described in Section 4(a) or Section 4(b) above.  For this purpose, Restricted Stock Units vesting on account of (i) a termination of employment by the Company or its Affiliates other than For Cause, (ii) Recipient’s resignation for Good Reason, (iii) Recipient’s employer ceasing to be an Affiliate (in the absence of a Change of Control) or (iv) an Approved Retirement, shall be treated as vesting on the Company's receipt of the required release of claims but delivery of the Stock on or after the Vesting Date pursuant to this paragraph (g) shall not obviate the need to comply with the covenants contained in Section 10 until the Covenant Termination Date in order to retain the Stock then delivered.

5.           Change of Control Provisions. In lieu of the Change of Control provisions of Section 9(b) of the Plan and notwithstanding anything herein to the contrary if a Change of Control occurs, this Agreement shall remain in full force and effect in accordance with its terms subject to the following.  In the event of such Change of Control:

(a)           if the Recipient’s employment is terminated by the Company or an Affiliate of the Company other than For Cause or if the Recipient resigns for Good Reason within twelve (12) months after the occurrence of a Change of Control, all of the Recipient’s Restricted Stock Units shall immediately vest as of such date and Recipient shall be entitled to receive all of the Stock promptly and, in any event, within twenty (20) days after the date of such termination of employment; and

(b)           if the Restricted Stock Units are not assumed, converted or replaced by a successor organization following such Change of Control, all of the Recipient’s’ Restricted Stock Units shall immediately vest as of such date and Recipient shall be entitled to receive all of the Stock promptly and, in any event, within twenty (20) days after the date of the Change of Control.

    1 Award agreement for each CEO and EVP will, if applicable, define such term as it is defined in his or her employment agreement.

    2 Award agreement for each CEO and EVP will, if applicable, define such term as it is defined in his or her employment agreement.

6.           Other Provisions.

(a)           This Award of Restricted Stock Units does not give the Recipient any right to continue to be employed by the Company or any of its Affiliates, or limit, in any way, the right of the Company or its Affiliates to terminate the Recipient’s employment, at any time, for any reason not specifically prohibited by law.

(b)           The Company is not liable for the non-issuance or non-transfer, nor for any delay in the issuance or transfer of any shares of Stock due to the Recipient upon the Vesting Date (or, if vesting of the Restricted Stock Units is accelerated pursuant to Section 4 or 5, such earlier date) with respect to vested Restricted Stock Units which results from the inability of the Company to obtain, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of common stock of the Company if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares. Acceptance of this Award constitutes the Recipient’s agreement that the shares of Stock subsequently acquired hereunder, if any, will not be sold or otherwise disposed of by the Recipient in violation of any applicable securities laws or regulations.

(c)           The Award, the Restricted Stock Units and entitlement to the Stock are subject to this Agreement and Recipient’s acceptance hereof shall constitute the Recipient’s agreement to any administrative regulations of the Committee of the Board.  In the event of any inconsistency between this Agreement and the provisions of the Plan, the provisions of the Plan shall prevail.

(d)           All decisions of the Committee upon any questions arising under the Plan or under these terms and conditions shall be conclusive and binding, including, without limitation, those decisions and determinations to adjust the Restricted Stock Units made by the Committee pursuant to the authority granted under Section 8.5 of the Plan.

(e)           Except as provided in Section 6.4 of the Plan, no right hereunder related to the Award or these Restricted Stock Units and no rights hereunder to the underlying Stock shall be transferable (except by will or the laws of descent and distribution) until such time, if ever, the Stock is earned and delivered.

7.         Incorporation of Plan Terms.  This Award is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to Section 8 of the Plan, “Adjustment Provisions”, and the limitations on the Company's obligation to deliver Stock upon vesting set forth in Section 10 of the Plan, “Settlement of Awards”.  Capitalized terms used but not defined herein shall have the meaning assigned under the Plan.

8.         Miscellaneous.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Recipient.  This Agreement may be executed in one or more counterparts all of which together shall constitute one instrument.

9.           Tax Consequences.

(a)           The Company makes no representation or warranty as to the tax treatment of this Award, including upon the issuance of the Stock or upon the Recipient’s sale or other disposition of the Stock.  The Recipient should rely on his own tax advisors for such advice.

(b)           All amounts earned and paid pursuant to this Agreement are intended to be paid in compliance with, or on a basis exempt from, Section 409A of the Code.  This Agreement, and all terms and conditions used herein, shall be interpreted and construed consistent with that intent.  However, the Company does not warrant all such payments will be exempt from, or paid in compliance with, Section 409A.  The Recipient bears the entire risk of any adverse federal, state or local tax consequences and penalty taxes which may result from payments made on a basis contrary to the provisions of Section 409A or comparable provisions of any applicable state or local income tax laws.

       10.           Certain Remedies.

(a) If at any time prior to the later of (y) the last day of the two (2) year period beginning on the termination of the Recipient’s employment with the Company and its Affiliates and (z) the Vesting Date (the later of such days being the “Covenant Termination Date”), any of the following occur:

(i) the Recipient unreasonably refuses to comply with lawful requests for cooperation made by the Company, its board of directors, or its Affiliates;

(ii) the Recipient accepts employment or a consulting or advisory engagement with any Competitive Enterprise (as defined in Section 10(c)) of the Company or its Affiliates or the Recipient otherwise engages in competition with the Company or its Affiliates;

(iii) the Recipient acts against the interests of the Company and its Affiliates, including recruiting or employing, or encouraging or assisting the Recipient’s new employer to recruit or employ an employee of the Company or any Affiliate without the Company’s written consent;

(iv) the Recipient fails to protect and safeguard while in his possession or control, or surrender to the Company upon termination of the Recipient’s employment with the Company or any Affiliate or such earlier time or times as the Company or its board of directors or any Affiliate may specify, all documents, records, tapes, disks and other media of every kind and description relating to the business, present or otherwise, of the Company and its Affiliates and any copies, in whole or in part thereof, whether or not prepared by the Recipient;

(v) the Recipient solicits or encourages any person or enterprise with which the Recipient has had business-related contact, who has been a customer of the Company or any of its Affiliates, to terminate its relationship with any of them;

(vi) the Recipient takes any action or makes any statement, written or oral, that disparages the business, products, services or management of Company or its Affiliates, or any of their respective directors, officers, agents, or employees, or the Recipient takes any action that is intended to, or that does in fact, damage the business or reputation of the Company or its Affiliates, or the personal or business reputations of any of their respective directors, officers, agents, or employees, or that interferes with, impairs or disrupts the normal operations of the Company or its Affiliates; or

(vii) the Recipient breaches any confidentiality obligations the Recipient has to the Company or an Affiliate, the Recipient fails to comply with the policies and procedures of the Company or its Affiliates for protecting confidential information, the Recipient uses confidential information of the Company or its Affiliates for his own benefit or gain, or the Recipient discloses or otherwise misuses confidential information or materials of the Company or its Affiliates (except as required by applicable law); then

(1) this Award shall terminate and be cancelled effective as of the date on which the Recipient entered into such activity, unless terminated or cancelled sooner by operation of another term or condition of this Agreement or the Plan;

(2) any Stock acquired and held by the Recipient pursuant to the Award during the Applicable Period (as defined below) may be repurchased by the Company at a purchase price of $0.01 per share; and

(3) any gain realized by the Recipient from the sale of Stock acquired through the Award during the Applicable Period shall be paid by the Recipient to the Company.

(b) The term “Applicable Period” shall mean the period commencing on the later of the date of this Agreement or the date which is one (1) year prior to the Recipient’s termination of employment with the Company or any Affiliate and ending on the Covenant Termination Date.

(c) The term “Competitive Enterprise” shall mean a business enterprise that engages in, or owns or controls a significant interest in, any entity that engages in, the manufacture, sale or distribution of mattresses or pillows or other bedding products or other products competitive with the Company’s products.  Competitive Enterprise shall include, but not be limited to, the entities set forth on Appendix A hereto, which may be amended by the Company from time to time upon notice to the Recipient.  At any time the Recipient may request in writing that the Company make a determination whether a particular enterprise is a Competitive Enterprise.  Such determination will be made within fourteen (14) days after the receipt of sufficient information from the Recipient about the enterprise, and the determination will be valid for a period of ninety (90) days from the date of determination.

11.           Right of Set Off.  By executing this Agreement, the Recipient consents to a deduction from any amounts the Company or any Affiliate owes the Recipient from time to time, to the extent of the amounts the Recipient owes the Company under Section 10 above, provided that this set-off right may not be applied against wages, salary or other amounts payable to the Recipient to the extent that the exercise of such set-off right would violate any applicable law.  If the Company does not recover by means of set-off the full amount the Recipient owes the Company, calculated as set forth above, the Recipient agrees to pay immediately the unpaid balance to the Company upon the Company’s demand.

12.           Nature of Remedies.

(a)           The remedies set forth in Sections 10 and 11 above are in addition to any remedies available to the Company and its Affiliates in any non-competition, employment, confidentiality or other agreement, and all such rights are cumulative.  The exercise of any rights hereunder or under any such other agreement shall not constitute an election of remedies.

                      (b)           The Company shall be entitled to place a legend on any certificate evidencing any Stock acquired upon vesting of this Award referring to the repurchase right set forth in Section 10(a) above.  The Company shall also be entitled to issue stop transfer instructions to the Company’s stock transfer agent in the event the Company believes that any event referred to in Section 10(a) has occurred or is reasonably likely to occur.

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In Witness Whereof, the parties have executed this Restricted Stock Unit Award Agreement as a sealed instrument as of the date first above written.

TEMPUR-PEDIC INTERNATIONAL INC.

By:       ___________________________
Title:___________________________                                                                           [Name of Recipient]

Recipient's Address:
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